Exhibit 99.1

SpringHill Suites
Marriott

APPLE REIT NINE *2013 First Quarter*

MARCH 31, 2013

Greetings from Apple REIT Nine, Inc. I am pleased to
report that operations across our portfolio of 89 hotels
continued to strengthen during the first quarter of this
year. Our hotels achieved an average occupancy
rate of approximately 71 percent, an average daily
rate (ADR) of $115 and revenue per available room
(RevPAR) of $82. As compared to results from the same
period of 2012, RevPAR increased by approximately
five percent driven by a three percent increase in ADR
and a one percent increase in occupancy. Although
a reduction in government spending has impacted
certain markets, revenue from both corporate and
leisure travel continues to grow. The Company and
industry are forecasting a mid-single digit percentage
increase in revenue for the full year of 2013 as
compared to 2012 for comparable hotels.

In the first quarter of 2013, Apple REIT Nine paid
its shareholders $0.21 per share in distributions.
During that same time period, the Company
achieved modified funds from operations (MFFO)
of approximately $32.0 million, or $0.18 per share,
similar to results from the same period of 2012 of
$33.2 million, or $0.18 per share. Our annualized
distribution rate of approximately $0.83 per share
will continue to be closely monitored, taking into
account varying economic cycles and capital
improvements, as well as current and projected
hotel performance.

In collaboration with the Marriott® and Hilton® brands
and our third-party management teams, we have
implemented a variety of hospitality programs and
competitive pricing strategies in an effort to position

our hotels as leaders within our markets. The Company’s
average Market Yield for the first three months of 2013
and 2012 was 124. The Market Yield is a measure
of each hotel’s RevPAR compared to the average in
the market, with 100 being the average (the index
excludes hotels under renovation or open less than two
years) and is provided by Smith Travel Research, Inc.®,
an independent company that tracks historical hotel
performance in most markets throughout the world.

The core business strategy of Apple REIT Nine has
not wavered and our team remains committed to
maximizing shareholder value over the life of our
program. We own a portfolio of 89 high-quality,
well-branded hotels with approximately nine percent
debt as compared to our total initial capitalization
less last year’s Special Distribution. As hotel industry
fundamentals continue to strengthen, our team
will continue to aggressively seek additional
opportunities for revenue growth within each of
our individual markets. Although not at the pace
we had anticipated, we foresee that hotel operations
will improve as compared to 2012 and I remain
confident in our long-term success. As always,
thank you for your investment in Apple REIT Nine.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2013	Three months ended March 31, 2012
REVENUES
Room revenue	$84,273	$79,553
Other revenue	8,130	8,538
Total revenue	$92,403	$88,091

EXPENSES
Direct operating expense	$23,697	$22,412
Other hotel operating expenses	34,255	32,233
General and administrative	1,860	2,604
Depreciation	13,500	12,843
Acquisition-related costs	-	31
Interest expense, net	2,185	1,376
Total expenses	$75,497	$71,499

NET INCOME
Income from continuing operations	$16,906	$16,592
Income from discontinued operations	-	5,267
Net income	$16,906	$21,859
Income from continuing operations per share	$0.09	$0.09
Income from discontinued operations per share	-	0.03
Net income per share	$0.09	$0.12

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$16,906	$21,859
Depreciation of real estate owned	13,500	12,843
Funds from operations (FFO)	$30,406	$34,702
Interest earned on a note recievable	$1,575	$-
Straight-line rental income	-	(1,532)
Acquisition-related costs	-	31
Modified FFO (MFFO)	$31,981	$33,201
FFO per share	$0.17	$0.19
MFFO per share	$0.18	$0.18

WEIGHTED-AVERAGE SHARES OUTSTANDING	182,395	182,361

OPERATING STATISTICS
Occupancy	71%	70%
Average daily rate	$115	$112
RevPAR	$82	$78
Number of hotels	89	88
Distributions per share	$0.21	$0.22

Balance Sheet Highlights (Unaudited)
(In thousands)	March 31, 2013	December 31, 2012
ASSETS
Investment in real estate, net	$1,453,102	$1,463,894
Cash and cash equivalents	-	9,027
Note receivable, net	20,825	22,375
Other assets	36,580	30,721
Total assets	$1,510,507	$1,526,017
LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$172,415	$166,783
Other liabilities	11,718	13,101
Total liabilities	184,133	179,884
Total shareholders’ equity	1,326,374	1,346,133
Total liabilities & shareholders’ equity	$1,510,507	$1,526,017

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent and costs associated with the acquisition of real estate and includes interest earned on a note receivable that is not included in net income. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2013 and the results of operations for the interim period ended March 31, 2013. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2012 Annual Report.

Clockwise from left: HAMPTON INN & SUITES, ARLINGTON, TX; COURTYARD, JOHNSON CITY, TN; SPRINGHILL SUITES, ALEXANDRIA, VA; HILTON, DALLAS, TX

CORPORATE PROFILE Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Hilton®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn®, and Hampton Inn & Suites® brands. The Apple REIT Nine portfolio consists of 89 hotels with a total of 11,371 guestrooms in 27 states. MISSION Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover image: SPRINGHILL SUITES, LAFAYETTE, LA

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitnine.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the company’s business, assets or classification as a real estate investment trust; the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due.

Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels	STATE/CITY
ALABAMA		NORTH CAROLINA
Dothan, Troy		Charlotte, Durham, Fayetteville, Holly Springs,
ALASKA		Jacksonville
Anchorage		OHIO
ARIZONA		Twinsburg
Chandler (2), Phoenix (2), Tucson (2)		OKLAHOMA
ARKANSAS		Oklahoma City
Rogers (2)		PENNSYLVANIA
CALIFORNIA		Collegeville, Malvern, Pittsburgh
Clovis (2), San Bernardino, Santa Ana,		TENNESSEE
Santa Clarita (4)		Jackson (2), Johnson City, Nashville (2)
COLORADO		TEXAS
Pueblo		Arlington, Austin (5), Beaumont, Dallas,
FLORIDA		Dallas/Allen (2), Dallas/Duncanville, Dallas/
Fort Lauderdale, Miami, Orlando (2), Panama City,		Lewisville, El Paso, Fort Worth, Frisco, Grapevine,
Panama City Beach, Tampa		Houston, Irving, Round Rock, Texarkana
GEORGIA		UTAH
Albany		Salt Lake City
IDAHO		VIRGINIA
Boise		Alexandria, Bristol, Manassas
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette (2), West Monroe
MARYLAND		CORPORATE HEADQUARTERS
Silver Spring		814 East Main Street
MASSACHUSETTS		Richmond, Virginia 23219
Andover		(804) 344-8121
MICHIGAN		(804) 344-8129 FAX
Novi		www.applereitnine.com
MINNESOTA
Rochester		INVESTOR INFORMATION
MISSISSIPPI		For additional information about the
Hattiesburg		Company, please contact: Kelly Clarke,
MISSOURI		Director of Investor Services
Kansas City, St. Louis (2)		(804) 727 -6321 or
NEW JERSEY		kclarke@applereit.com
Mt. Laurel, West Orange